Exhibit 4.2

                        SA HOLDINGS, INC.
                INCENTIVE STOCK OPTION AGREEMENT
                             UNDER
                 1994 EMPLOYEE STOCK OPTION PLAN


      NONTRANSFERABLE INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") entered into this ____ day of _________________, 199___, between SA HOLDINGS, INC., a Delaware corporation (the "Company"), and ________________________________ (the "Optionee,"
which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

      Pursuant to the Company's 1994 Employee Stock Option Plan (the "Plan"), the Company, acting through the Employee Option Plan Committee of its Board of Directors (the "Committee"), approved the issuance to the Optionee, effective as of the date set forth above, of an incentive stock option to purchase up to an aggregate of ____________ shares of common stock, $.0001 par value, of the Company (the "Common Stock"), at the price of $____________ per share (the "Option Price") which represents not less than 100% of the fair market value of a share of Common Stock determined in accordance with the Plan or 110% of the fair market value of a share of Common Stock determined in accordance with the Plan in the case of any stockholder of the Company who possesses more than 10% of the total number of shares of Common Stock outstanding, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

      1. Option; Option Price. On behalf of the Company, the Committee hereby grants as of the date of this Agreement to the Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement and the Plan (which are incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), _______________ shares of Common Stock of the Company at an exercise price per share equal to the Option Price, which Option is intended to qualify for Federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee hereby acknowledges receipt thereof.

      2. Term. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall expire on the __________ anniversary of the date of this Agreement, unless such Option shall theretofore have been terminated in accordance with the terms hereof or of the Plan but in no event shall the Option Term extend beyond ten (10) years from the date hereof, or if the Optionee is the holder of more than 10% of the total number of shares of

Common Stock outstanding, in no event shall the Option Term extend beyond five (5) years from the date hereof.

      3. Vesting; Restrictions on Sale; Right of Repurchase. (a) Unless accelerated, as set forth in the Plan or herein, the Option granted hereunder shall vest and become exercisable on the date which is six (6) months and one (1) day after the date of grant of the Option (the "Option Vesting Date"). Subject to the provisions of Sections 5 and 8 hereof, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option. The shares of Common Stock acquired upon the exercise of this Option may not be sold except in accordance with the provisions of Exhibit A attached hereto. Further, if the Optionee shall cease to be an employee of the Company or its subsidiaries for any reason whatsoever (whether voluntary or involuntary and whether or not for cause), prior to the expiration of the time period set forth in said Exhibit A, the Company shall have the exclusive and irrevocable right, but not the obligation (the "Company's Right of Repurchase"), to require the Optionee to sell to the Company an amount of shares of Common Stock equivalent to the total number of shares acquired by the Optionee pursuant to the terms of this Option for an amount per share equivalent to the Option Price (the "Reacquisition Price"). The Company may exercise the Company's Right of Repurchase by providing Optionee written notice of its intention to do so. Thereafter, Optionee shall have five (5) days to provide the Company with an appropriate Assignment and such other instruments and documents as requested by the Company and its counsel to effect such assignment to the Company. Upon receipt of such documents, the Company shall pay to Optionee the aggregate Reacquisition Price.

         (b) Anything contained in this Agreement to the contrary notwithstanding, the Option shall not be exercisable to the extent that the aggregate Fair Market Value (as determined in accordance with Section 7(a) of the Plan) on the date hereof of all stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiaries, if any) exceeds $100,000. Such prohibition on exercise shall be temporary and shall not effect subsequent exercises if the restriction set forth herein is not violated at such time.

      4. Termination of Option. (a) The unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                  (i)   the expiration of the Option Term;

                  (ii) the expiration of three (3) months from the date that the Optionee retires from the Company with the written consent of the Company;

                  (iii) the expiration of twelve (12) months from the date that the Optionee ceases to be an employee of the Company or any of its subsidiaries as a result of the Optionee's death or permanent and total disability (within the meaning of Section 422(c)(6) of the Code);

                  (iv) immediately (unless otherwise provided in writing by agreement between the parties) if the Optionee ceases to be an employee of the Company or any of its subsidiaries for any reason whatsoever (whether voluntary or involuntary and whether or not for cause);

                  (v) except to the extent permitted by Section 7(e) of the Plan, the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

            (b) Anything contained herein to the contrary notwithstanding, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its subsidiaries), so long as the Optionee continues to be an officer or employee of the Company or one of its subsidiaries.

      5. Procedure for Exercise. (a) The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to the Vice President-Finance of the Company, which Notice shall:

                  (i) state that the Optionee elects to exercise the Option;

                  (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

                  (iii) state the method of payment for the Optioned Shares pursuant to Section 5(b);

                  (iv)  state the date upon which the Optionee
      desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than thirty (30) days from the delivery of such Notice);

                  (v) include any representations of the Optionee required under Section 8(c); and

                  (vi) if the Option shall be exercised pursuant to Section 10 by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option.

            (b) Payment of the Option Price for the Optioned Shares shall be made (i) in cash or by personal or certified check, (ii) by delivery of stock certificates (in negotiable form) representing shares of Common Stock that have been owned of record by the Optionee for at least six (6) months prior to the date of exercise and that have a Fair Market Value on the date of exercise (determined in the manner set forth in Section 7(a) of the Plan) less than or equal to the aggregate Option Price of the Optioned Shares or (iii) a combination of the methods set forth in the foregoing clauses (i) and (ii).

            (c) The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

      6. No Rights as a Stockholder. The Optionee shall not have any privileges of a stockholder of the Company with respect to any Optioned Shares until the date of issuance of a stock certificate pursuant to Section 5(c).

      7. Adjustments. If, at any time while the Option is outstanding, the Common Stock is changed by reason of a recapitalization, stock split, reverse stock split, stock dividend, combination of shares, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make adjustments in the number and class of shares of stock subject to the Option, and the Option Price of the Option, subject to the provisions of Section 8 of the Plan (or any similar or successor provisions of the Plan which may be hereafter adopted).

      8.    Additional Provisions Related to Exercise.  (a)  The
Option shall be exercisable only on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

            (b) The Option may not at any one time be exercised as to less than One Hundred (100) shares of Common Stock unless the remaining shares which have become so purchasable are less than one hundred (100) shares of Common Stock.

            (c) To exercise the Option, the Optionee shall follow the procedures set forth in Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Option, the Committee in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of the Option are being acquired for investment and not with a view to distribution and
(ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. No shares of Common Stock shall be issued and delivered upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

            (d) Stock certificates representing shares of Common Stock acquired upon the exercise of the Option that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933.  THEY MAY
            NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
            HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
            REGISTRATION STATEMENT AS TO THE SECURITIES
            UNDER SAID ACT OR PURSUANT TO AN EXEMPTION
            FROM REGISTRATION OR AN OPINION OF COUNSEL
            SATISFACTORY TO THE COMPANY THAT SUCH
            REGISTRATION IS NOT REQUIRED."

      9. No Evidence of Employment or Service. Nothing contained in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or its subsidiaries (subject to the terms of any separate agreement to the contrary) to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time.

      10. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(iii), by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

      11. Disqualifying Dispositions. If the shares of Common Stock acquired upon the exercise of this Option are disposed of within two (2) years following the date of this Agreement or one
(1) year following the issuance of shares of Common Stock pursuant to the terms of this Agreement to the Optionee or the Optionee otherwise makes a disposition within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder (a "Disqualifying Disposition"), the Optionee shall, within ten (10) days subsequent to such Disqualifying Disposition, notify the Company in writing of the date, sales price or other value ascribed to or used to measure the disposition of the shares thereof and the other terms of such Disqualifying Disposition and shall immediately deliver to the Company any amount of federal income tax withholding required by law.

      12. Merger, Consolidation, Sale of Assets, Etc., Resulting in a Change of Control.

            (a) In the event of a Change in Control (as hereinafter defined), the Company's Right of Repurchase shall immediately be and become null and void ab initio and shall no longer be exercisable by the Company if, within that period equal to the duration specified on Exhibit A hereto plus 6 months of such Change in Control, the Optionee shall cease for any reason to be an officer or employee of the Company. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the Company's outstanding Common Stock, except for any person who had such beneficial ownership prior to the date hereof; or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof; provided, however, that an event or series of events described in (i), (ii), (iii) or (iv) above shall not constitute a Change in Control if a majority of the directors in office who were also directors on the date which is three (3) years prior to the occurrence of such an event shall so determine.

            (b)   Any exercise of the Option permitted pursuant to
Section 12(a) shall be made within 180 days of the Optionee's termination as an employee or officer of the Company.

      13. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Optionee, to the address set forth on the signature page hereto; and

            if to the Company, to:

                  SA Holdings, Inc.
                  1912 Avenue K, Suite 100
                  Plano, Texas  75074
                  Attention:  Vice President-Finance

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

      14. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

      15. Optionee Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

      16. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

      17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

      18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      19. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

                          SA HOLDINGS, INC.


                          By:_____________________________________
                          Name:___________________________________
                          Title:__________________________________

                          OPTIONEE:


                          ________________________________________
                          Name:___________________________________
                          Address:________________________________
                                  ________________________________
                                  ________________________________

                              EXHIBIT A
                                 TO
                       STOCK OPTION AGREEMENT
                                UNDER
                       1994 STOCK OPTION PLAN

                        Duration:  18 months

      Any shares of Common Stock acquired upon the exercise in whole or in part of this Option may not be assigned, transferred or sold by Optionee except as set forth herein. Commencing on that date which is one month after the Option Vesting Date (such date being referred to herein as "Restriction Lapse Date No. 1"), and on the same day of each successive calendar month thereafter (each such date being referred to herein as the next successive Restriction Lapse Date until Restriction Lapse Date No. 18), the restrictions for assignment, transfer or sale set forth in this Agreement shall expire as to, but not more than, the aggregate number of shares of Common Stock determined in accordance with the terms of the Agreement and the schedule set forth below, provided that any shares of Common Stock so assigned, transferred or sold following exercise of this Option shall be deducted from the aggregate amount which may be disposed of hereunder.

                         Aggregate Number of shares of Common Stock
                          (expressed as a fraction of total number
Restriction                of Optioned Shares acquired hereunder)
Lapse Date No.                       which may be sold
--------------           ------------------------------------------
1                                              1/18
2                                              2/18
3                                              3/18
4                                              4/18
5                                              5/18
6                                              6/18
7                                              7/18
8                                              8/18
9                                              9/18
10                                             10/18
11                                             11/18
12                                             12/18
13                                             13/18
14                                             14/18
15                                             15/18
16                                             16/18
17                                             17/18
18                                             18/18


                              EXHIBIT A
                                 TO
                       STOCK OPTION AGREEMENT
                                UNDER
                       1994 STOCK OPTION PLAN

                        Duration:  24 months

      Any shares of Common Stock acquired upon the exercise in whole or in part of this Option may not be assigned, transferred or sold by Optionee except as set forth herein. Commencing on that date which is one month after the Option Vesting Date (such date being referred to herein as "Restriction Lapse Date No. 1"), and on the same day of each successive calendar month thereafter (each such date being referred to herein as the next successive Restriction Lapse Date until Restriction Lapse Date No. 24), the restrictions for assignment, transfer or sale set forth in this Agreement shall expire as to, but not more than, the aggregate number of shares of Common Stock determined in accordance with the terms of the Agreement and the schedule set forth below, provided that any shares of Common Stock so assigned, transferred or sold following exercise of this Option shall be deducted from the aggregate amount which may be disposed of hereunder.

                         Aggregate Number of shares of Common Stock
                          (expressed as a fraction of total number
Restriction                of Optioned Shares acquired hereunder)
Lapse Date No.                        which may be sold
--------------           ------------------------------------------
1                                              1/24
2                                              2/24
3                                              3/24
4                                              4/24
5                                              5/24
6                                              6/24
7                                              7/24
8                                              8/24
9                                              9/24
10                                             10/24
11                                             11/24
12                                             12/24
13                                             13/24
14                                             14/24
15                                             15/24
16                                             16/24
17                                             17/24
18                                             18/24
19                                             19/24
20                                             20/24
21                                             21/24
22                                             22/24
23                                             23/24
24                                             24/24


                              EXHIBIT A
                                 TO
                       STOCK OPTION AGREEMENT
                                UNDER
                       1994 STOCK OPTION PLAN

                        Duration:  30 months

      Any shares of Common Stock acquired upon the exercise in whole or in part of this Option may not be assigned, transferred or sold by Optionee except as set forth herein. Commencing on that date which is one month after the Option Vesting Date (such date being referred to herein as "Restriction Lapse Date No. 1"), and on the same day of each successive calendar month thereafter (each such date being referred to herein as the next successive Restriction Lapse Date until Restriction Lapse Date No. 30), the restrictions for assignment, transfer or sale set forth in this Agreement shall expire as to, but not more than, the aggregate number of shares of Common Stock determined in accordance with the terms of the Agreement and the schedule set forth below, provided that any shares of Common Stock so assigned, transferred or sold following exercise of this Option shall be deducted from the aggregate amount which may be disposed of hereunder.

                         Aggregate Number of shares of Common Stock
                          (expressed as a fraction of total number
Restriction                of Optioned Shares acquired hereunder)
Lapse Date No.                        which may be sold
--------------           ------------------------------------------
1                                              1/30
2                                              2/30
3                                              3/30
4                                              4/30
5                                              5/30
6                                              6/30
7                                              7/30
8                                              8/30
9                                              9/30
10                                             10/30
11                                             11/30
12                                             12/30
13                                             13/30
14                                             14/30
15                                             15/30
16                                             16/30
17                                             17/30
18                                             18/30
19                                             19/30
20                                             20/30
21                                             21/30
22                                             22/30
23                                             23/30
24                                             24/30
25                                             25/30
26                                             26/30
27                                             27/30
28                                             28/30
29                                             29/30
30                                             30/30
